FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       June 25, 2001
                                                  -------------------------

                                  HUNTCO INC.
                               ----------------
            (Exact name of registrant as specified in its charter)


     Missouri                       1-13600                    43-1643751
-----------------           ----------------------          --------------
 (State or other           (Commission File Number)          (IRS Employer
  jurisdiction of                                          Identification No.)
  incorporation)



      14323 S. Outer Forty, Suite 600N, Town & Country, Missouri 63017
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       (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code       (314) 878-0155
                                                    -------------------------


                                Not applicable
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.     Other Events

Proposals of shareholders intended to be presented at the Annual Meeting of Huntco Inc. (the "Company") scheduled for July 20, 2001 (the "2001 Annual Meeting") must be received by the Company at its principal executive offices not later than 5:00 p.m. C.D.T on Friday, June 29, 2001, for inclusion in the Company's proxy materials relating to that meeting. See Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for eligibility to submit stockholder proposals for inclusion in the Company's proxy materials related to the 2001 Annual Meeting and the procedures to be followed in submitting such a proposal.

Any shareholder proposal submitted with respect to the 2001 Annual Meeting that is submitted outside the requirements of Rule 14a-8 must also be submitted not later than 5:00 p.m. C.D.T. on Friday, June 29, 2001. This requirement is separate from and in addition to the requirements with which a shareholder must comply to have a proposal included in the Company's proxy materials with respect to the 2001 Annual Meeting. The time limit set forth in this paragraph also applies in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

In each case the appropriate notice must be given to the Secretary of the Company, whose address is: 14323 South Outer Forty, Suite 600 N., Town & Country, Missouri 63017.



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                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTCO INC.



By:     /s/ Anthony J. Verkruyse
      -------------------------------------
      Anthony J. Verkruyse,
       Vice President & CFO

Date: June 25, 2001